Exhibit 23.2

KPMG LLP

Mission Towers I

Suite 600

3975 Freedom Circle

Santa Clara, CA 95054

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 26, 2024 with respect to the consolidated financial statements of TD SYNNEX Corporation and subsidiaries and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, California

April 5, 2024

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